                                                                    EXHIBIT 10.3

                          NORTHFIELD LABORATORIES INC.

                            STOCK OPTION GRANT LETTER


      Pursuant to terms of the Northfield Laboratories Inc. 2003 Equity Compensation Plan (the "Plan"), this letter will evidence the award by Northfield Laboratories Inc. (the "Company") to _________________ (the "Recipient") of an option (the "Option") to purchase up to ____________shares (the "Option Shares") of the Company's Common Stock, par value $.01 per share, at an exercise price of $_____________ per share.

      The Option will in all respects be governed by and construed in accordance with the terms and conditions of the Plan, as it is currently in effect and as it may be amended in the future from time to time, which terms and conditions are incorporated herein by reference and made a part hereof. The Recipient hereby acknowledges receipt of a copy of the Plan as in effect as of the date of this letter.

      In addition to the terms and conditions of the Plan, the Option awarded hereby will be subject to the following terms and conditions:

            1. The Option will be deemed to be a Non-Qualified Stock Option as defined under the Plan.

            2. Except as otherwise expressly provided herein, the Option may be exercised by the Recipient in whole or in part at any time and from time to time during the period commencing as of the date of this letter and ending on the tenth anniversary of the date of this letter. The Option will be deemed fully vested and exercisable as of the date of this letter.

            3. If the Recipient's service as a director of the Company ceases as the result of the Recipient's death or Disability, then the Option will thereafter be exercisable by the Recipient, or his or her executor or other legal representative, for a period of one year form the date of disability or death.

            4. If the Recipient's service as a director of the Company ceases as a result of the failure of the Recipient to be nominated to serve as a director of the Company or as a result of the failure of the Company's stockholders to elect the Recipient as a director of the Company (provided that the Recipient has agreed to be nominated as a director), then the Option will thereafter be exercisable by the Recipient for a period of 90 days from the date Recipient's service as a director of the Company ceases.

            5. If the Recipient's service as a director of the Company ceases for any other reason, then the Option will be deemed to have terminated and the Recipient will have no further rights hereunder.

            6. Any portion of the Option not exercised prior to the expiration of the periods described in paragraphs 2, 3, 4 and 5 will be deemed forfeited by the Recipient

            7. For purposes hereof, "Disability" means a physical or mental disability or illness which substantially impairs the Recipient's ability to perform his or her regular duties with the Company for a period in excess of 180 consecutive days or for a period in excess of 270 days in any 365-day period.

            8. Nothwithstanding any provision herein to the contrary, the Recipient may not offer, sell or otherwise dispose of any Option Shares in a way which would (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder or any other state or federal law.

      Any questions regarding this letter or the terms and conditions of the Plan may be direct to Jack J. Kogut, the Company's Senior Vice President and Chief Financial Officer.


                                        NORTHFIELD LABORATORIES INC.



DATED:  ____________, 2004              BY:
                                           --------------------------------